EXHIBIT 5.1


                    [Fricklas Letterhead]


                                        December 21, 2001


Viacom Inc.
1515 Broadway
New York, NY 10036

Dear Sirs:

          I am the Executive Vice President, General Counsel and Secretary of Viacom Inc. ("Viacom"). I am delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Viacom filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of deferred compensation obligations (the "Obligations") of Viacom to be offered and sold under The Viacom Excess 401(k) Plan (the "Plan").

          In connection with the foregoing, I or members of my legal staff (my "Staff") have examined the Registration Statement, the Plan, and the originals, or copies certified to my or my Staff's satisfaction, of such records, documents, certificates and other instruments as I or my Staff have deemed necessary or appropriate to enable me to render the opinion expressed below. As to questions of fact material to the opinion expressed below, I or my Staff have, when relevant facts were not independently established by me or them, relied upon certificates of officers of Viacom or other evidence satisfactory to me or my Staff. In all such examinations, I or my Staff have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me or my Staff as original documents and the conformity to original or certified documents submitted to me or my Staff as copies.

          I am a member of the bar of the State of New York and the opinion expressed herein is limited to matters controlled by the laws of the State of New York and the General Corporation Law of the State of Delaware.

          Based upon the foregoing, it is my opinion that the Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of Viacom, enforceable against Viacom in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,


                                   /s/ Michael D. Fricklas